UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 5, 2008
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-08733	85-0212139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Wetmore Road, Suite 203 Tucson, Arizona	85705
(Address of principal executive offices)	(Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
8.01	Other Events
9.01	Financial Statements and Exhibits

SECTION 8 - OTHER EVENTS

Item 8.01        Other Events

On March 24, 2006, the board of directors of Nord Resources Corporation (the "Company") adopted resolutions approving and authorizing, subject to stockholder approval, the Company's 2006 Stock Incentive Plan (the "Plan"). The Plan was approved at the annual general meeting of stockholders held on October 18, 2006.

The Company's shares of common stock were subsequently listed for trading on the Toronto Stock Exchange (the "TSX") on January 1, 2008. The TSX subsequently reviewed the Plan and requested certain minor amendments to clarify certain provisions and make the Plan comply with its policies and, accordingly, the Company amended the Plan and obtained stockholder approval for the amendments at its annual general meeting held on October 15, 2008.

The Company has adopted resolutions approving an Amended and Restated 2006 Stock Incentive Plan incorporating the amendments to the Plan requested by the TSX. A copy of the Amended and Restated 2006 Stock Incentive Plan is included herewith as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits

(d)                   Exhibits.
Exhibit	Description

99.1	Amended and Restated 2006 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORD RESOURCES CORPORATION
DATE: December 5, 2008	By: /s/ Wayne M. Morrison ____________________________ Wayne M. Morrison Chief Financial Officer